UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Banc of California, Inc. (the “Company”) on August 31, 2017, Lawrence Gee, who had been serving as Senior Vice President, Head of Accounting Policy of Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), was appointed as the Company’s principal accounting officer on an interim basis effective September 15, 2017. On December 19, 2017, Mr. Gee was appointed as the Company’s principal accounting officer on a permanent basis, with the title of Chief Accounting Officer of the Company and the Bank.

Mr. Gee, age 62, has more than 30 years of experience in accounting-related positions in the financial services industry. Prior to joining the Bank in March 2017, Mr. Gee served as Senior Vice President – Financial Assets Controller, of Bank of the West from 2014 to 2017 and Senior Vice President –Controller and Accounting Policy, of OneWest Bank from 2010 to 2014. Mr. Gee holds a B.A. in Biological Sciences from the University of California at Berkeley and a Master’s in Business Administration from California State University – Hayward. Mr. Gee is a certified public accountant.

Mr. Gee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

December 21, 2017	/s/ John C. Grosvenor
John C. Grosvenor
General Counsel and Corporate Secretary

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